UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2008

FOX PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52721	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Knightsbridge, London England SW1X 7JF, UK
(Address of principal executive offices and Zip Code)

44-207-590-9630
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 1, 2008, we entered into an investor relations consulting service agreement with Benaterra Communications Inc. Pursuant to the agreement, Benaterra Communications Inc. will provide services relating to investor relations & corporate communications, identification of projects of interest, and basic project management consulting to us for US$10,000 per month. Benaterra Communications Inc. will provide its services for an initial period of six months, beginning on September 1, 2008. Following the initial period of six months, the contract will continually and automatically be renewed for additional six month periods until it is terminated by either party.

Item 1.02	Termination of a Material Definitive Agreement.

On September 1, 2008, we terminated an investor relations agreement with Senergy Communications Inc. whereby Senergy Communications Inc. provided investor relations services to us for US$10,000 per month

We terminated the agreement with Senergy Communications Inc. to improve the investor relations facility for new and old investors.

Item 9.01	Financial Statements and Exhibits.

10.1	Investor Relations Consulting Service Agreement dated September 1, 2008 between our company and Benaterra Communications Inc.

10.2	Investor Relations Consulting Service Agreement dated June 1, 2007 between our company and Senergy Communications Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX PETROLEUM INC.

/s/ Alexander Craven
Alexander Craven
Executive Vice President

September 10, 2008